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                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /      Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/ /      Definitive Proxy Statement

/X/      Definitive Additional Materials

/ /      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                                 INTRAWARE, INC.
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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

/X/      No fee required.

/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1)  Title of each class of securities to which transaction applies:
              N/A

         (2)  Aggregate number of securities to which transaction applies: N/A

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
              N/A

         (4)  Proposed maximum aggregate value of transaction: N/A

         (5)  Total fee paid: N/A

/ /      Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid: N/A

         (2)  Form, Schedule or Registration Statement No.: N/A

         (3)  Filing Party: N/A

         (4)  Date Filed: N/A

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                                     [LOGO]
                               i n t r a w a r e

                                 INTRAWARE, INC.
                                  25 ORINDA WAY
                            ORINDA, CALIFORNIA 94563
                                 (925) 253-4500

                     SUPPLEMENT TO INTRAWARE PROXY STATEMENT

     In the enclosed Proxy Statement in proposal 3 we are asking you to approve the terms of a proposed new private placement of Intraware preferred stock. One of these terms involves the voting rights of the new preferred stock. The new preferred shares were to be entitled to one vote per share of common stock issuable upon conversion of the preferred shares. The number of votes to which a preferred shareholder would be entitled would potentially have increased as the result of anti-dilution provisions. In general, this will no longer be the case. The proposed terms of the private placement have been changed to provide that a preferred shareholder will only be entitled to the number of votes equal to the number of shares of common stock into which the preferred share would be convertible if the conversion price of the preferred share were equal to the fair market value of a share of our common stock on the date the binding agreement for the issuance of the preferred share was entered into. However, the number of votes to which a preferred shareholder would be entitled may still increase as a result of anti-dilution effects arising out of stock splits, dividends and the like that affect the common stock, or as otherwise may be approved by the Nasdaq Stock Market.

     We wish to reiterate that approval of all of the proposals in the Proxy Statement is required under the terms of our recent bridge financing and by the NASD Marketplace Rules. The proposals are described more fully in the Proxy Statement which is enclosed with this Supplement.

     APPROVAL OF THESE PROPOSALS IS CRITICAL FOR OUR BUSINESS. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, I URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR VOTE BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD, AS SOON AS POSSIBLE. If you attend the meeting in person, you will be able to withdraw your proxy and vote personally on any matters properly brought before the Special Meeting.

     We look forward to seeing you at the meeting.

                                                    Sincerely yours,

                                                    /s/ Peter H. Jackson
                                                    -----------------------
                                                    Peter H. Jackson
                                                    Chief Executive Officer